UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2006
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
SIGNATURES

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On December 13, 2006 the Compensation Committee (the “Committee”) of the Board of Directors of Arkansas Best Corporation (the “Company”) took the following actions:
2007 Annual Incentive Compensation Performance Measures
The Committee approved the performance measure and goals and the individual target incentive awards for 2007 under the Company’s Executive Officer Annual Incentive Plan (“Plan”). The 2007 performance measure is based on the return on capital employed (“ROCE”) for each of the Company and ABF Freight System, Inc. The 2007 ROCE performance measure is substantially the same as in 2006. A minimum of 7% ROCE must be achieved for any incentive to be earned with higher levels of ROCE resulting in additional earned incentive. If the target ROCE, which is greater than the minimum, were achieved, the Company’s President-CEO would receive $300,000 and each of the Company’s and ABF’s Senior Vice Presidents would receive $120,000 (based on their current Base Salary levels). The actual incentive earned in 2007 will depend on the final level of ROCE achieved and each Participant’s Base Salary earned in 2007. The maximum amount any individual can earn under the Plan during the performance period is $2 million.
The Company’s named executive officers participate in either the Company’s or ABF’s Annual Incentive Compensation Plan.
The Plan was approved by the Company’s stockholders at the Company’s annual stockholders meeting on April 20, 2005.
Long-Term Incentive Plan
The Company’s stockholders approved the 2005 Ownership Incentive Plan on April 20, 2005. Pursuant to such Ownership Incentive Plan, on December 13, 2006, the Committee established a Long-Term Incentive Plan (the”LTIP”) for the three year measurement period of 2007-2009. The LTIP is comprised of two parts, an “ROCE Portion,” which is given a 60% weighting, and a “Growth Portion,” which is given a 40% weighting. The maximum amount any individual can earn under the 2007-2009 LTIP is $2 million.
On December 13, 2006, the Committee approved the performance measure and goals and the individual target incentive awards under the 2007-2009 LTIP. For the “ROCE Portion” the Committee determined that it would use the Company’s three year average return on capital employed (“ROCE”) as its performance measure and that a minimum of 7% ROCE must be achieved for any incentive to be earned with higher levels of ROCE resulting in additional earned incentive. The actual incentive earned in 2009 for the ROCE Portion will depend on the final three year average of ROCE achieved and the participants average Base Salary for 2007-2009 as defined in the LTIP.

For the “Growth Portion” the Committee determined that the performance measure would be based on the Company achieving specified levels of increase in 2009 consolidated earnings per share over 2006 consolidated earnings per share expressed as a compounded annual growth rate for the measurement period. Each executive level has a predetermined target percentage of their average Base Salary for 2007-2009 as defined in the LTIP that is multiplied by a factor determined by the Growth Portion performance measure percentage achieved.
Eligible participants in the 2007-2009 LTIP are officers of the Company or its subsidiaries, ABF Freight System, Inc. or Data-Tronics Corp., who are not participants in the Company’s Supplemental Benefit Plan (“SBP”) or in the Deferred Salary Agreement (“DSA”) program. Ten officers are expected to participate in the 2007-2009 LTIP. Two of the ten participants are named executive officers. The two named executive officers are Judy McReynolds, the Company’s Senior Vice President-CFO and Chris Baltz, ABF’s Senior Vice President — Yield Management and Strategic Development who entered into agreements amending each of their participation in the Company’s SBP and DSA Agreements, effective December 18, 2006, to have their SBP and DSA benefits frozen as of January 31, 2008 and to commence participating in the Company’s LTIP program in 2007 and thereafter.
If the ROCE and Growth targets were achieved, the two named executive officers would each receive $168,000 for the 2007-2009 measurement period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION (Registrant)
Date: December 19, 2006	/s/ Richard F. Cooper
Richard F. Cooper,
Senior Vice President — General Counsel